                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent (i) to the use in this Registration  Statement on Form N-14 of
Templeton Developing Markets Trust (the "Registration  Statement") of our report dated  January 31, 2002,  relating to the  financial  statements  and  financial highlights  which appears in the December 31, 2001 Annual Report to Shareholders
of  Templeton  Developing  Markets  Trust,  which  appear  in such  Registration
Statement,  and (ii) to the  incorporation  by  reference  in this  Registration
Statement  of our  report  dated  April  26,  2002,  relating  to the  financial statements and financial  highlights  which appears in the March 31, 2002 Annual
Report to Shareholders of Templeton Vietnam and Southeast Asia Fund, Inc., which is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Audit  Committee" in such Registration
Statement.

                                                  PricewaterhouseCoopers LLP

San Francisco, California
June 10, 2002